KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436 Consent of Independent Registered Public Accounting Firm The Board of Directors and Shareholders of Jackson National Life Insurance Company of New York and Contract Owners of JNLNY Separate Account I: We consent to the use of our reports on the financial statements of each Investment Division within JNLNY Separate Account I dated March 30, 2020, included herein, as part of the Post-Effective Amendment to the Form N-4 Registration Statement of JNLNY Separate Account I. Chicago, Illinois August 3, 2020 KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721 Consent of Independent Registered Public Accounting Firm The Board of Directors Jackson National Life Insurance Company of New York: We consent to the use of our report on the consolidated financial statements of Jackson National Life Insurance Company of New York, dated March 18, 2020, included herein, as part of the Post-Effective Amendment to the Form N-4 Registration Statement. Dallas, Texas August 3, 2020 KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.